Exhibit 3.29
State of Delaware
Secretary of State
Division of Corporations
Delivered 01:28 PM 01/21/2004
FILED 12:39 PM 01/21/2004
SRV 040042926 — 2982919 FILE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VALUE ADDED BAKERY HOLDING COMPANY
It is hereby certified that:
1.	The present name of the corporation is Value Added Bakery Holding Company, and that is the name under which the corporation was originally incorporated. The date of filing the original Certificate of Incorporation of the corporation with the Secretary of State of Delaware was December 22, 1998;

2.	The corporation’s Certificate of Incorporation was amended and restated on December 28,1998;

3.	The provisions of the Certificate of Incorporation as herein amended, are hereby restated into the single instrument which follows, to be known as: “Amended and Restated Certificate of Incorporation of Value Added Bakery Holding Company;” (See Attached Exhibit A)

4.	The amendments and the restatement herein certified have been duly adopted and approved by the board of directors and presented to and adopted and approved by the sole shareholder of the corporation in accordance with Section 222 of the General Corporation Law of the State of Delaware; and

5.	The said amendments and restatement were duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said Value Added Bakery Holding Company has caused this certificate to be signed by C.G. Huber, Jr., an authorized officer, this 19th day of January, 2004.

By:	/s/ C.G. Huber, Jr.
	Title:	Secretary
	Name:	C.G. Huber, Jr.

Exhibit A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VALUE ADDED BAKERY HOLDING COMPANY
1.	The name of the corporation is “Value Added Bakery Holding Company.”

2.	The address of its registered office is Corporate Trust Center. 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.	The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.	The total number of shares of capital stock, which the corporation shall have authority to issue, is one hundred (100) shares of Common Stock, $0.01 par value.

5.	The Board of Directors is authorized to make, alter, or repeal the corporation’s by-laws.

6.	The corporation shall indemnify any person who is a director or officer of the corporation, or who is serving at the request of the board of directors of the corporation as a director, officer, employee or agent of another corporation or other enterprise to the full extent permitted by the laws of the State of Delaware as in effect from time to time, and, upon resolution, of the board of directors of the corporation, the corporation may indemnify such other persons as designated from time to time by the board of directors to the full extent permitted by the laws of the State of Delaware as in effect from time to time.

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANY
INTO A
DOMESTIC CORPORATION
Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:
FIRST: The name of the surviving corporation is Value Added Bakery Holding Company, a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is Bakery Chef, L.L.C.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.
THIRD: The name of the surviving corporation is Value Added Bakery Holding Company, which shall change its name to Bakery Chef, Inc.
FOURTH: The merger is to become effective on December 31, 2005.
FIFTH: The Agreement of Merger is on file at 800 Market Street, Suite 2900, St. Louis, MO 63101, the place of business of the surviving corporation.
SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.
SEVENTH: The Amended and Restated Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation except Article 1. shall be amended to read as follows: 1. The name of the corporation is Bakery Chef, Inc.
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 19th day of December, A.D. 2005.

By:	/s/ Charles G. Huber, Jr.
	Name:	Charles G. Huber, Jr.
	Title:	Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:06 AM 12/19/2005
FILED 10:44 AM 12/19/2005
SRV 051034409 — 2982919 FILE

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
* * * * *
Bakery Chef, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
          DOES HEREBY CERTIFY:
          FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of said corporation:
RESOLVED, that the Amended and Restated Certificate of Incorporation of Bakery Chef, Inc., be amended by changing Article 1 thereof so that, as amended, said Article 1 shall be and read as follows:
“1. The name of the corporation is Ralcorp Frozen Bakery Products, Inc.”
          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
          FOURTH: That this Certificate of Amendment of the Amended and Restated Certificate of Incorporation shall be effective on the filing date.
     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by C. K. Vinyard, an Assistant Secretary, this 8th day of May, 2006.

By:	/s/ C. K. Vinyard
C. K. Vinyard, Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:23 PM 05/08/2006
FILED 04:13 PM 05/08/2006
SRV 060431998 — 2982919 FILE